Exhibit 10.2

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

February 10, 2020

Canaccord Genuity LLC

99 High Street, Suite 1200

Boston, Massachusetts 02110

Ladies and Gentlemen:

This Amendment No. 1 to the Equity Distribution Agreement, dated as of the date first set forth above (this “Amendment”), amends that certain Equity Distribution Agreement, dated as of September 5, 2019 (the “Agreement”), by and between Canaccord Genuity LLC (“Canaccord”) and Oramed Pharmaceuticals Inc., a Delaware corporation (the “Company”). Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.

BACKGROUND

A. On September 5, 2019, the Company and Canaccord entered into the Agreement, which provided for the issuance and sale from time to time of up to $15,000,000 of Common Shares under the Company’s registration statement on Form S-3 (Registration No. 333-215525) (the “Old Registration Statement”).

B. The Old Registration Statement expired on February 2, 2020 (the third anniversary of the effective date of the Old Registration Statement). Prior to the expiration of the Old Registration Statement, the Company filed a separate registration statement on Form S-3 (Registration No. 333-236194) (the “New Registration Statement”). The Company expects that the New Registration Statement will become effective on or prior to February 10, 2020, and that a prospectus supplement will be filed covering offers and sales under the Agreement.

C. The parties now wish to amend the Agreement in order to allow the continued offer and sale of up to the remaining $12,679,003 of Common Shares under the New Registration Statement.

AGREEMENT

In consideration of the foregoing, the parties hereby agree as follows:

1. Filing of New Registration Statement. The term “Registration Statement” in the Agreement shall be deemed to mean, prior to the earlier of the effective date of the New Registration Statement and 180 days after the third anniversary of the initial effective date of the Old Registration Statement, the Old Registration Statement, and from and after the effective date of the New Registration Statement, the New Registration Statement. Sales under the New Registration Statement may commence at any time after the filing of a prospectus supplement pursuant to Rule 424(b) under the Securities Act, which shall contain substantially the same plan of distribution as contained in the prospectus supplement filed with respect to the Old Registration Statement (the “New Prospectus Supplement”). References in the Agreement, as amended, to the “Prospectus” shall, with respect to sales made under the New Registration Statement, refer to the New Prospectus Supplement and the base prospectus related to the New Registration Statement.

2. Representations and Warranties. The Company hereby represents and warrants that the representations and warranties of the Company as set forth in Section 6 of the Agreement, are true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date of this Amendment.

3. Miscellaneous. All other terms of the Agreement shall remain in full force and effect including, without limitation, all indemnification and contribution terms set forth therein.

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Amendment in the space provided below.

Very truly yours,

ORAMED PHARMACEUTICALS INC.

By:	/S/ Nadav Kidron, /S/ Avraham Gabay
Name:	Nadav Kidron, Avraham Gabay
Title:	CEO, CFO

ACCEPTED
as of the date first-above written:

CANACCORD GENUITY LLC

By:	/S/ Jennifer Pardi
Name:	Jennifer Pardi
Title:	Sr. Managing Director